UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2007

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1 Oak Park Drive, Bedford, MA	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-271-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 18, 2007, the Board of Directors of Cambridge Heart, Inc. appointed Vincenzo LiCausi to the position of Vice President of Finance and Administration and Chief Financial Officer of Cambridge Heart, Inc. effective July 1, 2007, replacing Mr. Roderick de Greef who has resigned the position effective July 1, 2007. Cambridge Heart previously reported Mr. de Greef’s intention to resign effective July 1, 2007 in its Current Report on Form 8-K filed on February 22, 2007.

Mr. LiCausi joined Cambridge Heart in October 2006 and currently serves as Corporate Controller. From 2004 to 2006, Mr. LiCausi was employed by Bard Electrophysiology, a division of C.R. Bard, serving in various positions including General Accounting Manager. From 2001 to 2004, Mr. LiCausi was a Senior Financial Analyst of Planning & Analysis with Tropicana Products, a division of PepsiCo. From 1997 to 2001, Mr. LiCausi was a Senior Auditor for Deloitte & Touche. Mr. LiCausi is a Certified Public Accountant and has a B.A. in Accountancy from Bentley College.

In connection with his appointment as Chief Financial Officer, Mr. LiCausi was granted a stock option on May 18, 2007 to purchase 150,000 shares of common stock at an exercise price of $4.00 per share, the closing price of the Company’s common stock on the date of grant. The option shares become exercisable in three equal annual installments beginning on the first anniversary of the date of grant. Effective June 1, 2007, Mr. LiCausi will receive an annual salary equal to $125,000. Mr. LiCausi will be eligible to receive an annual bonus equal to 20% of the base salary earned for his service as Chief Financial Officer, which for 2007 would be up to $12,500, based upon the attainment of objectives contained in the bonus plan approved by the Board of Directors from time to time.

In connection with his appointment as Chief Financial Officer, the Company entered into a severance and change in control benefit agreement with Mr. LiCausi dated May 24, 2007 (the “Severance Agreement”), which becomes effective upon Mr. LiCausi’s appointment as Chief Financial Officer on July 1, 2007. The material terms of the Severance Agreement are described below.

In the event Mr. LiCausi’s employment is terminated by the Company without Cause (as defined in the Severance Agreement), Mr. LiCausi will be entitled to (i) continue to receive his base salary and health benefits for six months following termination; and (ii) the immediate vesting of all options that would have become exercisable during the 12 month period following termination. In the event of a Change in Control (as defined in the Severance Agreement), 50% of the all options held by Mr. LiCausi that are not otherwise exercisable as of the date of the Change in Control will become exercisable as of the date of the Change in Control. In the event that, within 12 months after a Change in Control, Mr. LiCausi’s employment is terminated by the Company without Cause or by Mr. LiCausi for Good Reason (as defined in the Severance Agreement), Mr. LiCausi will be entitled to (i) continue to receive his base salary and health benefits for 12 months following termination; and (ii) the immediate vesting of all unvested options.

The Company intends to file the Severance Agreement as an exhibit to its Quarterly Report on Form 10-Q for the three months ended June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: May 24, 2007	By:	/s/ Robert P. Khederian
President and Chief Executive Officer